                                                                      EXHIBIT 28

                                 ADIENCE, INC.
                           (A WHOLLY-OWNED SUBSIDIARY
                           OF THE ALPINE GROUP, INC.)
                        UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                OCTOBER 31, 1996

                                 ADIENCE, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                     ASSETS

                                                                                                            APRIL 30,   OCTOBER 31,
                                                                                                              1996         1996
                                                                                                            ---------   -----------
                                                                                                                        (UNAUDITED)
Current assets:
  Cash and cash equivalents...............................................................................   $    412    $  1,420
  Accounts receivable (less allowance for doubtful accounts; April, $340; October $359)...................     17,183      20,046
  Inventories.............................................................................................     11,264      13,640
  Other current assets....................................................................................      5,668       5,254
                                                                                                            ---------   -----------
    Total current assets..................................................................................     34,527      40,360
                                                                                                            ---------   -----------
Property, plant and equipment, net........................................................................     22,751      22,491
Goodwill (less accumulated amortization; April, $1,761; October $2,423)...................................     38,030      37,525
Note receivable from affiliate............................................................................      2,049      --
Other long-term assets....................................................................................      1,603       1,692
                                                                                                            ---------   -----------
    Total assets..........................................................................................   $ 98,960    $102,068
                                                                                                            ---------   -----------
                                                                                                            ---------   -----------

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Current portion of long-term debt.....................................  $     844   $     915
  Accounts payable......................................................      7,909       6,801
  Accrued expenses and other liabilities................................     18,203      16,067
                                                                          ---------  -----------
    Total current liabilities...........................................     26,956      23,783
                                                                          ---------  -----------
Notes payable to parent.................................................     54,908      62,099
                                                                          ---------  -----------
Due to parent...........................................................      6,133       6,512
                                                                          ---------  -----------
Long-term debt, less current portion....................................      6,258       6,058
                                                                          ---------  -----------
Other long-term liabilities.............................................      2,968       2,291
                                                                          ---------  -----------
Commitments and contingencies
Stockholder's equity:
  Common stock, par value $1.00; 1,000 authorized, 10 shares issued at
    April 30, 1996 and October 31, 1996.................................     --          --
  Additional paid-in capital............................................      5,710       5,710
  Cumulative translation adjustment.....................................        132         223
  Accumulated deficit...................................................     (4,105)     (4,608)
                                                                          ---------  -----------
    Total stockholder's equity..........................................      1,737       1,325
                                                                          ---------  -----------
    Total liabilities and stockholder's equity..........................  $  98,960   $ 102,068
                                                                          ---------  -----------
                                                                          ---------  -----------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 ADIENCE, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                               THREE MONTHS ENDED
                                                                                                  OCTOBER 31,
                                                                                              --------------------
                                                                                                1995       1996
                                                                                              ---------  ---------
Net sales...................................................................................  $  27,176  $  31,093
Cost of goods sold..........................................................................     21,693     24,319
                                                                                              ---------  ---------
  Gross profit..............................................................................      5,483      6,774
Selling, general, and administrative........................................................      3,630      3,763
Amortization of goodwill....................................................................        312        333
                                                                                              ---------  ---------
  Operating income (loss)...................................................................      1,541      2,678
Interest income.............................................................................        200          2
Interest (expense)..........................................................................     (2,129)    (2,244)
                                                                                              ---------  ---------
Income (loss) from continuing operations before income taxes and extraordinary item.........       (388)       436
Income taxes................................................................................        106         75
                                                                                              ---------  ---------
  Net income (loss).........................................................................  $    (494) $     361
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                                                                                SIX MONTHS ENDED
                                                                                                  OCTOBER 31,
                                                                                              --------------------
                                                                                                1995       1996
                                                                                              ---------  ---------
Net sales...................................................................................  $  56,636  $  58,716
Cost of goods sold..........................................................................     44,328     46,355
                                                                                              ---------  ---------
  Gross profit..............................................................................     12,308     12,361
Selling, general, and administrative expense................................................      7,284      7,719
Amortization of intangible asset............................................................        623        662
                                                                                              ---------  ---------
  Operating income (loss)...................................................................      4,401      3,980
Interest and other income...................................................................        315         26
Interest (expense)..........................................................................     (4,248)    (4,384)
                                                                                              ---------  ---------
Income (loss) from continuing operations before income taxes and extraordinary item.........        468       (378)
Income taxes................................................................................        318        125
                                                                                              ---------  ---------
  Income (loss) from continuing operations before extraordinary item........................        150       (503)
Extraordinary (loss) on early extinguishment................................................       (158)    --
                                                                                              ---------  ---------
Net income (loss)...........................................................................  $      (8) $    (503)
                                                                                              ---------  ---------
                                                                                              ---------  ---------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 ADIENCE, INC.
                  CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
                    FOR THE SIX MONTH ENDED OCTOBER 31, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS

                                                                     I
                                                                ADDITIONAL    RETAINED       FOREIGN         TOTAL
                                                      COMMON      PAID IN     EARNINGS      CURRENCY     SHAREHOLDERS'
                                                       STOCK      CAPITAL     (DEFICIT)    TRANSLATION      EQUITY
                                                     ---------  -----------  -----------  -------------  -------------
Balance at April 30, 1996..........................  $  --       $   5,710    $  (4,105)    $     132      $   1,737
Net income (loss)..................................                                (503)                        (503)
Foreign currency translation adjustment............                                                91             91
                                                     ---------  -----------  -----------        -----         ------
Balance at October 31, 1996........................  $  --       $   5,710    $  (4,608)    $     223      $   1,325
                                                     ---------  -----------  -----------        -----         ------
                                                     ---------  -----------  -----------        -----         ------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 ADIENCE, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                                SIX MONTHS ENDED
                                                                                              ---------------------
                                                                                               OCT. 31,   OCT. 31,
                                                                                                 1995       1996
                                                                                              ----------  ---------
Cash flows from operating activities:
  Net (loss)................................................................................  $       (8) $    (503)
  Non-cash expenses and revenues included in income (loss):
    Depreciation and amortization...........................................................       2,143      2,230
    Provision for doubtful accounts.........................................................          90         18
    (Gain) loss on disposal of property, plant and equipment................................           2         49
  Changes in operating assets and liabilities:
    Accounts receivable.....................................................................        (618)    (2,881)
    Inventories, prepaid expenses, deposits and other.......................................        (631)    (1,435)
    Costs and estimated earnings in excess of billings on uncompleted contracts.............        (467)      (497)
    Accounts payable, salaries, wages and withholdings, accrued expenses, accrued insurance,
      accrued interest, income tax payable and payable to principal shareholder.............      (4,018)    (2,467)
  Billings in excess of costs and estimated earnings on uncompleted contracts...............         100        106
  Other.....................................................................................        (376)    (1,014)
                                                                                              ----------  ---------
Net cash (used for) by operating activities.................................................      (3,783)    (6,394)
                                                                                              ----------  ---------
Cash flow from investing activities:
  Purchase of property, plant and equipment.................................................      (1,190)    (1,344)
  Proceeds from sale of assets..............................................................         308         35
  Other.....................................................................................        (151)      (201)
                                                                                              ----------  ---------
Net cash (used for) investing activities....................................................      (1,033)    (1,510)
                                                                                              ----------  ---------
Cash flow from financing activities:
  Net borrowings (payments) on revolving line of credit.....................................      (2,475)     5,958
  Net borrowings (payments) on long-term debt...............................................     (41,011)      (707)
  Net borrowings (payments) from The Alpine Group, Inc......................................      49,058      3,661
                                                                                              ----------  ---------
Net cash provided by financing activities...................................................       5,572      8,912
                                                                                              ----------  ---------
Net decrease in cash and cash equivalents...................................................         756      1,008
Cash and cash equivalents at beginning of period............................................       1,974        412
                                                                                              ----------  ---------
Cash and cash equivalents at end of period..................................................  $    2,730  $   1,420
                                                                                              ----------  ---------
                                                                                              ----------  ---------
Supplemental disclosures:
  Cash paid (or charged by The Alpine Group, Inc.) for interest.............................  $    4,090  $   4,425
                                                                                              ----------  ---------
                                                                                              ----------  ---------
  Cash paid for taxes.......................................................................  $      295  $     271
                                                                                              ----------  ---------
                                                                                              ----------  ---------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 ADIENCE, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 1996

                                  (UNAUDITED)

1. BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements of Adience reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of operations for the interim periods presented. These financial statements should be read in conjunction with the summary of significant accounting policies and the notes to the financial statements included in Adience's audited financial statements for the year ended April 30, 1996.

2. INVENTORIES

    The components of inventories are:

                                                                        APRIL 30,  OCTOBER 31,
                                                                          1996        1996
                                                                        ---------  -----------
                                                                            (IN THOUSANDS)
Raw material..........................................................  $   3,799   $   4,593
Work-in-process.......................................................      1,654       1,495
Finished goods........................................................      5,811       7,552
                                                                        ---------  -----------
                                                                        $  11,264   $  13,640
                                                                        ---------  -----------
                                                                        ---------  -----------